                              SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:

    /X/  PRELIMINARY PROXY STATEMENT
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a12


                          THE BRAZILIAN EQUITY FUND, INC.
-------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        THE BRAZILIAN EQUITY FUND, INC.
                              466 LEXINGTON AVENUE
                                   16TH FLOOR
                            NEW YORK, NEW YORK 10017
                              -------------------

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 16, 2003
                               -----------------

TO THE SHAREHOLDERS OF
THE BRAZILIAN EQUITY FUND, INC.:

    NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders (the "Meeting") of The Brazilian Equity Fund, Inc. (the "Fund") will be held at the offices of Credit Suisse Asset Management, LLC ("CSAM"), 466 Lexington Avenue, 16th Floor, New York, New York 10017, on Thursday, January 16, 2003, commencing at 2:00 p.m., New York time.

    The purpose of the meeting is to consider and act upon the following proposals for the Fund and to act upon such other matters as may properly come before the Meeting or any adjournments thereof:

        (1) To elect three (3) directors, each to hold office for the term indicated and until his successor shall have been elected and qualified.

        (2) To consider and act upon a proposal to liquidate and dissolve the Fund in accordance with the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors.

    With respect to Proposal 2, the liquidation and dissolution of the Fund is being proposed as part of the settlement of the two lawsuits currently pending against the Fund, CSAM and certain of the Fund's directors (as more fully described in the attached Proxy Statement). The Board of Directors has determined that the settlement of these lawsuits and the attendant liquidation and dissolution of the Fund is advisable and is in the best interests of the Fund and its shareholders. Please note that shareholder approval of the Plan WILL NOT automatically result in the liquidation and dissolution of the Fund. The effectiveness of the Plan is contingent upon the satisfaction of certain other conditions (as more fully described in the attached Proxy Statement).

    The close of business on November 1, 2002 has been fixed as the record date for the determination of the shareholders of the Fund entitled to notice of, and to vote at, the Meeting.

    This notice and related proxy materials are first being mailed on or about
November   , 2002.

                                          By order of the Board of Directors,

                                                 /s/ Michael A. Pignataro

                                                 MICHAEL A. PIGNATARO
                                                SECRETARY OF THE FUND

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON AND WISH YOUR STOCK TO BE VOTED, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. IF YOU OWN YOUR SHARES THROUGH BANK OR BROKERAGE ACCOUNTS, YOU SHOULD BRING PROOF OF YOUR OWNERSHIP IF YOU WISH TO ATTEND THE MEETING IN PERSON.

Dated: November   , 2002
New York, New York

                        THE BRAZILIAN EQUITY FUND, INC.
                              466 LEXINGTON AVENUE
                                   16TH FLOOR
                            NEW YORK, NEW YORK 10017
                              -------------------

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, JANUARY 16, 2003
                               -----------------

    This proxy statement (the "Proxy Statement") is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board") of The Brazilian Equity Fund, Inc. (the "Fund") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Fund's investment adviser, Credit Suisse Asset Management, LLC ("CSAM"), 466 Lexington Avenue, 16th Floor, New York, New York 10017, on Thursday, January 16, 2003 (commencing at 2:00 p.m., New York time) and at any adjournments thereof. A Notice of the Meeting and a proxy card (the "Proxy") accompany this Proxy Statement. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interview conducted by officers or employees of the Fund, CSAM, the investment adviser to the Fund, Bear Stearns Funds Management Inc., the administrator to the Fund (the "U.S. Administrator"), or Georgeson Shareholder Communications, Inc. ("Georgeson"), a proxy solicitation firm that has been retained by the Fund and which will receive a fee of
approximately $        and will be reimbursed for its reasonable expenses. All
costs of solicitation, including: (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Fund's shares, (c) payment of Georgeson for its services in soliciting Proxies and (d) supplementary solicitations to submit Proxies, will be borne by the Fund. This Proxy Statement is expected to be
mailed to shareholders on or about November   , 2002.

    The principal executive office of CSAM is 466 Lexington Avenue, 16th Floor, New York, New York 10017. The U.S. Administrator has its principal executive office at 383 Madison Avenue, 23rd Floor, New York, New York 10179. BankBoston, N.A., Sao Paulo (the "Brazilian Administrator"), located at Rua Libero Badaro, 487, Centro Piso 12, Sao Paulo 01009, Brazil, serves as the Brazilian administrator of the Fund.

    The Fund's Annual Report containing audited financial statements for the fiscal year ended March 31, 2002 has previously been furnished to the shareholders of the Fund. The report is not to be regarded as proxy-soliciting material.

    The Fund sends unaudited semi-annual and audited annual reports to its shareholders, including a list of investments held. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS, UPON REQUEST TO THE FUND AT 466 LEXINGTON AVENUE, 16TH FLOOR, NEW YORK, NEW YORK, 10017, TELEPHONE (1-800-293-1232) OR AT THE FUND'S WEBSITE AT www.CEFSOURCE.com. THESE REQUESTS WILL BE HONORED WITHIN THREE BUSINESS DAYS OF RECEIPT.

    If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted "FOR" election of the Fund's nominees for director and "FOR" the approval of the Plan of Liquidation and Dissolution (the "Plan"), and in accordance with the judgment of the persons appointed as proxies upon any other matters that may properly come before the Meeting and that are deemed appropriate. Any shareholder giving a Proxy has the right to attend the Meeting to vote his or her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by written notice received by the Fund prior to the time it is voted.

    A quorum of shareholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at that Meeting. In the event that a quorum is not present at a Meeting, the holders of a majority of the shares present in person or by proxy will have the power to adjourn that Meeting, without notice other than an announcement at that Meeting, until the requisite number of shares entitled to vote at such Meeting is present. In the event that a quorum is present at a Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of that Meeting to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of a majority of the Fund's shares represented at that Meeting in person or by proxy and the persons named as proxies will vote those Proxies that they are entitled to vote "FOR" or "AGAINST" any such proposal in their discretion. Absent the establishment of a subsequent record date and the giving of notice to the holders of record thereon, the adjourned Meeting must take place not more than 120 days after the record date. At such adjourned Meeting, any business may be transacted which might have been transacted at the original Meeting. If a quorum is present, a shareholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any adjournment if sufficient votes have been received and it is otherwise appropriate.

    For purposes of determining the presence of a quorum for transacting business at a Meeting, abstentions and broker "non-votes" (that is, Proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

    The Fund has one class of shares of capital stock, par value $0.001 per share (the "Shares"). On the record date, November 1, 2002, there were 5,580,441 Shares outstanding. Each Share is entitled to one vote at the Meeting and fractional Shares are entitled to proportionate shares of one vote.

    Approval of Proposal 1 (to elect Messrs. James J. Cattano, Robert J. McGuire and William W. Priest, Jr. as directors) will require the affirmative vote of a plurality of the votes cast at the Meeting in person or by Proxy.

    Under the terms of the Fund's Articles of Incorporation a proposal to liquidate the Fund must be approved by an affirmative vote of either: (i) 75% of the Fund's outstanding shares or (ii) a majority of the Fund's outstanding shares but only if the proposal to liquidate the Fund has been approved by at least 75% of the Fund's "Continuing Directors" (as such term is defined in the Fund's Articles of Incorporation). The Board (including each "Continuing Director") voted unanimously to approve the Plan on September 30, 2002. Consequently, approval of Proposal 2 (to liquidate and dissolve the Fund as set forth in the Plan adopted by the Board) will require the affirmative vote of the majority of the Fund's outstanding shares.

    Because abstentions and broker non-votes are not treated as shares voted, any abstentions and broker non-votes would have no impact on Proposal 1. Abstentions and broker non-votes will have the effect of votes AGAINST
Proposal 2 for purposes of tabulating votes necessary for Proposal 2's approval.

    In order that your Shares may be represented at the Meeting, you are requested to:
    --indicate your instructions on the enclosed Proxy;
    --date and sign the enclosed Proxy;
    --mail the enclosed Proxy promptly in the enclosed envelope; and -- allow sufficient time for the enclosed Proxy to be received and processed on or before the commencement of the Meeting at 2:00 p.m. on January 16, 2003 or any subsequent date to which the Meeting is adjourned or postponed.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The first proposal to be submitted at the Meeting by the Fund will be the election of three (3) directors of the Fund, each to hold office for such term set forth below and until his successor is elected and qualified.

    The Board is divided into three classes. Each class has a term generally of three years provided that the term of each class expires only upon the election of the successor or successors elected to such class.

    James J. Cattano, Robert J. McGuire and William W. Priest, Jr., directors whose current terms expire on the date of this Meeting, have been nominated for a three-year term to expire at the 2005 Annual Meeting of Shareholders.
Messrs. Cattano, McGuire and Priest currently serve as directors of the Fund. Each nominee has indicated an intention to continue to serve if elected and has consented to being named in this Proxy Statement.

    The following table sets forth certain information regarding the nominees for election to the Board of the Fund, directors whose terms of office continue beyond the Meeting, and the officers of the Fund. The current term of office of each of the Fund's officers expires at the Board of Directors meeting next following the Meeting.

                                   DIRECTORS

                                                                                      NUMBER OF
                                                                                     PORTFOLIOS
                                                                                       IN FUND
                              POSITION(S)   TERM OF OFFICE AND       PRINCIPAL         COMPLEX
                               HELD WITH      LENGTH OF TIME       OCCUPATION(S)      OVERSEEN     OTHER DIRECTORSHIPS
   NAME, ADDRESS, AND AGE        FUND             SERVED        DURING PAST 5 YEARS  BY DIRECTOR    HELD BY DIRECTOR
   ----------------------     -----------   ------------------  -------------------  -----------   -------------------
NON-INTERESTED DIRECTORS:
Enrique R. Arzac ...........  Director      Since 1996; cur-    Professor of              8        Director of The
  c/o CSAM                                  rent term ends at   Finance and Eco-                   Adams Express
  466 Lexington Avenue                      the 2004 annual     nomics, Graduate                   Company (a
  New York, NY 10027                        meeting             School of Busi-                    closed-end invest-
  Age: 60                                                       ness, Columbia                     ment company);
                                                                University                         Director of Petro-
                                                                (1971-present).                    leum and Resources
                                                                                                   Corporation (a
                                                                                                   closed-end
                                                                                                   investment
                                                                                                   company).

                                                                                      NUMBER OF
                                                                                     PORTFOLIOS
                                                                                       IN FUND
                              POSITION(S)   TERM OF OFFICE AND       PRINCIPAL         COMPLEX
                               HELD WITH      LENGTH OF TIME       OCCUPATION(S)      OVERSEEN     OTHER DIRECTORSHIPS
   NAME, ADDRESS, AND AGE        FUND             SERVED        DURING PAST 5 YEARS  BY DIRECTOR    HELD BY DIRECTOR
   ----------------------     -----------   ------------------  -------------------  -----------   -------------------
James J. Cattano ...........  Director      Since 1992; cur-    President, Primary        4               --
  55 Old Field Point Road                   rent term ends at   Resource Inc. (an
  Greenwich, CT 06830                       the 2002 annual     international trad-
  Age: 58                                   meeting.            ing and manufac-
                                                                turing company
                                                                specializing in the
                                                                sale of
                                                                agricultural
                                                                commodities
                                                                throughout Latin
                                                                American markets)
                                                                (10/96-present).

George W. Landau ...........  Director      Since 1992; cur-    Senior Advisor,           5        Director of Emi-
  Two Grove Isle Drive                      rent term ends at   Latin America                      grant Savings Bank;
  Coconut Grove, FL 33133                   the 2004 annual     Group, The Coca-                   Director of GAM
  Age: 82                                   meeting.            Cola Company                       Funds, Inc.
                                                                (1988-present).

Robert J. McGuire ..........  Director      Since 1998; cur-    Of Counsel,               1        Director of Trump
  565 Fifth Avenue                          rent term ends at   Morvillo,                          Hotels & Casino
  New York, NY 10017                        the 2002 annual     Abramowitz, Graud,                 Resorts; Director
  Age: 65                                   meeting.            Iason &                            of Mutual of
                                                                Silberberg, P.C.                   America Invest-
                                                                (1998-present).                    ment Corp.; Direc-
                                                                                                   tor of Emigrant
                                                                                                   Savings Bank;
                                                                                                   Director of GAM
                                                                                                   Funds, Inc.; Trus-
                                                                                                   tee of Iona Col-
                                                                                                   lege.

Martin M. Torino ...........  Director      Since 1992; cur-    Chief Executive           3               --
  c/o CSAM                                  rent term ends at   Officer and Direc-
  466 Lexington Avenue                      the 2003 annual     tor of Celsur
  New York, NY 10017                        meeting.            Logistica S.A.
  Age: 52                                                       (Logistics)
                                                                (1/02 - present);
                                                                Chairman of the
                                                                Board of Ingenio y
                                                                Refineria San
                                                                Martin Del Taba-
                                                                cal S.A. (sugar
                                                                refinery)
                                                                (8/96-2000).

                                                                                      NUMBER OF
                                                                                     PORTFOLIOS
                                                                                       IN FUND
                              POSITION(S)   TERM OF OFFICE AND       PRINCIPAL         COMPLEX
                               HELD WITH      LENGTH OF TIME       OCCUPATION(S)      OVERSEEN     OTHER DIRECTORSHIPS
   NAME, ADDRESS, AND AGE        FUND             SERVED        DURING PAST 5 YEARS  BY DIRECTOR    HELD BY DIRECTOR
   ----------------------     -----------   ------------------  -------------------  -----------   -------------------
Miklos A. Vasarhelyi .......  Director      Since 1998; cur-    William von Min-          1               --
  Rutgers University                        rent term ends at   den Professor of
  180 University Ave.                       the 2004 annual     Accounting Infor-
  Newark, NJ 07102                          meeting.            mation Systems,
  Age: 57                                                       Rutgers University
                                                                (1989-present).

INTERESTED DIRECTORS:
William W. Priest, Jr.* ....  Director      Since 1997; cur-    Senior Partner and       54               --
  12 East 49th Street                       rent term ends at   Fund Manager at
  New York, NY 10017                        the 2002 annual     Steinberg Priest &
  Age: 60                                   meeting.            Sloane Capital
                                                                Management (3/01 to
                                                                present); Chair-
                                                                man and Managing
                                                                Director of CSAM
                                                                (5/00-2/01); Chief
                                                                Executive Officer
                                                                and Managing
                                                                Director of CSAM
                                                                (11/89-5/00).

Richard W. Watt* ...........  Director      Since 1995; cur-    Managing Director         5               --
  c/o CSAM                    and Pres-     rent terms ends at  of CSAM
  466 Lexington Avenue        ident         the 2003 annual     (7/96-present).
  New York, NY 10017                        meeting.
  Age: 43

                                    OFFICERS

                               POSITION(S) HELD
   NAME, ADDRESS, AND AGE         WITH FUND        LENGTH OF TIME SERVED  PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
   ----------------------      ----------------    ---------------------  -------------------------------------------
Laurence R. Smith ..........  Chairman & Acting    Since 2002.            Global Chief Investment Officer and
  c/o CSAM                    CEO                                         Managing Director of CSAM (6/99-present);
  466 Lexington Avenue                                                    Managing Director of J.P. Morgan Investment
  New York, NY 10017                                                      Management (1981-1999).
  Age: 44

Hal Liebes .................  Senior Vice          Since 1997.            Global General Counsel of CSAM
  c/o CSAM                    President                                   (7/02-present); Managing Director of CSAM
  466 Lexington Avenue                                                    (12/99-present); Director and General
  New York, NY 10017                                                      Counsel of CSAM (3/97-12/99)
  Age: 38

                               POSITION(S) HELD
   NAME, ADDRESS, AND AGE         WITH FUND        LENGTH OF TIME SERVED  PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
   ----------------------      ----------------    ---------------------  -------------------------------------------
Emily Alejos ...............  Chief Investment     Since 1999.            Director of CSAM (1/99-present); Vice
  c/o CSAM                    Officer                                     President of CSAM (4/97-1/99).
  466 Lexington Avenue
  New York, NY 10017
  Age: 38

Yaroslaw Aranowicz .........  Investment Officer   Since 1999.            Vice President of CSAM (3/98-present);
  c/o CSAM                                                                Director of Research for Europe and Middle
  466 Lexington Avenue                                                    East; Trans-National Research Corporation
  New York, NY 10017                                                      (12/95-3/98).
  Age: 38

Michael A. Pignataro .......  Chief Financial      Since 1993.            Director of CSAM (1/01-present); Vice
  c/o CSAM                    Officer and                                 President of CSAM (12/95-12/00).
  466 Lexington Avenue        Secretary
  New York, NY 10017
  Age: 42

Rocco A. Del Guercio .......  Vice President       Since 1997.            Vice President of CSAM (1/01-present);
  c/o CSAM                                                                Assistant Vice President of CSAM
  466 Lexington Avenue                                                    (1/99-12/00); Administrative Officer of
  New York, NY 10017                                                      CSAM (6/96-12/98).
  Age: 39

Robert M. Rizza ............  Treasurer            Since 1999.            Assistant Vice President of CSAM
  c/o CSAM                                                                (1/01-present); Administrative Officer of
  466 Lexington Avenue                                                    CSAM (3/98-12/00); Assistant Treasurer of
  New York, NY 10017                                                      Bankers Trust Co. (4/94-3/98).
  Age: 36

----------------
 * Mr. William W. Priest, Jr. is an interested person of the Fund by virtue of his former position as an officer of CSAM and Mr. Richard W. Watt is an interested person of the Fund by virtue of his current position as an officer of CSAM.

    Set forth in the table below is the dollar range of equity securities in the Fund and the aggregate dollar range of equity securities in the CSAM Family of Investment Companies (as defined below) beneficially owned by each director as of October 31, 2002.

                                                                                 AGGREGATE DOLLAR RANGE OF EQUITY
                                                                                SECURITIES IN ALL FUNDS OVERSEEN BY
                                            DOLLAR RANGE OF EQUITY SECURITIES       DIRECTOR IN CSAM FAMILY OF
NAME OF DIRECTOR                                   IN THE FUND*(1)(2)               INVESTMENT COMPANIES*(1)(3)
----------------                            ---------------------------------   -----------------------------------
Enrique R. Arzac..........................                B                                    E
James J. Cattano..........................                B                                    C
George W. Landau..........................                B                                    B
Robert J. McGuire.........................                B                                    B
Martin M. Torino..........................                B                                    C
Miklos A. Vasarhelyi......................                B                                    B
William W. Priest, Jr.....................                A                                    A
Richard W. Watt...........................                C                                    E

----------------
*     Key to Dollar Ranges
      A.  None
      B.   $1 - $10,000
      C.   $10,001 - $50,000
      D.  $50,001 - $100,000
      E.   over $100,000

(1) This information has been furnished by each director as of October 31, 2002. "Beneficial Ownership" is determined in accordance with Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934 (the "1934 Act").

(2) The Fund's directors and officers, in the aggregate, own less than 1% of the Fund's outstanding equity securities.

(3) "CSAM Family of Investment Companies" means those registered investment companies that share CSAM as the investment adviser and that hold themselves out to investors as related companies for purposes of investment and investor services.

    As of October 31, 2002, none of the non-interested nominees for election to the Board, the non-interested directors or their immediate family members owned beneficially or of record any class of securities in CSAM or in a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with CSAM.

    During the fiscal year ended March 31, 2002, each director who was not a director, officer, partner, co-partner or employee of CSAM, the U.S. Administrator or any affiliate thereof, received an annual fee of $5,000 and $500 for each meeting of the Board attended by him and was reimbursed for expenses incurred in connection with his attendance at the Board meetings. The total remuneration paid by the Fund during the fiscal year ended March 31, 2002 to all such non-interested directors was $46,500. Since July 1, 2000, each director entitled to a fee from the Fund receives fifty percent of his annual fee in the form of Fund shares purchased by the Fund's transfer agent in the open market on his behalf.

    During the fiscal year ended March 31, 2002, the Board convened seven times. Each director attended at least seventy-five percent of the aggregate number of meetings of the Board and any committees on which he served during the period for which he was a director.

    Messrs. Arzac, Cattano, Landau and Torino constitute the Fund's Audit Committee, which is composed of directors who are not interested persons of the Fund and who are independent (as such term is defined by the New York Stock Exchange's ("NYSE") listing standards). The Audit Committee convened twice during the fiscal year ended March 31, 2002. The directors constituting the Fund's Audit Committee also constitute the Fund's Nominating Committee, which is composed of directors who are not interested persons of the Fund. The Nominating Committee did not meet during the fiscal year ended March 31, 2002. The Nominating Committee selects and nominates new non-interested directors. The Nominating Committee will consider nominees recommended by shareholders should a vacancy arise. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Fund. The Fund does not have a compensation committee.

                             AUDIT COMMITTEE REPORT

    Pursuant to the Audit Committee Charter adopted by the Fund's Board, the Audit Committee is responsible for conferring with the Fund's independent accountants, reviewing annual financial statements and recommending the selection of the Fund's independent accountants. The Audit Committee advises the full Board with respect to accounting, auditing and financial matters affecting the Fund. The independent accountants are responsible for planning and carrying out the proper audits and reviews of the Fund's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

    The Audit Committee has met with Fund management to discuss, among other things, the Fund's audited financial statements for the fiscal year ended
March 31, 2002. The Audit Committee has also met with the Fund's independent accountants, PricewaterhouseCoopers LLP ("PwC"), and discussed with them certain matters required by Statement of Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as currently modified or supplemented, including, but not limited to, the scope of the Fund's audit, the Fund's financial statements and the Fund's accounting controls. The Audit Committee has received the written disclosures and the letter from PwC required by the Securities and Exchange Commission's (the "SEC") independence rules delineating relationships between the independent accountants and the Fund and the impact that any such relationships may have on the objectivity and independence of the independent accountants. The Audit Committee has discussed with PwC their independence and has considered whether the provision of services by PwC to the Fund and to CSAM, as more fully described below, was compatible with maintaining PwC's independence.

    The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by the Fund for accounting, financial management or internal control. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent public accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not provide assurance that the audit of the Fund's financial statements has been carried out in accordance with generally accepted accounting standards or that the financial statements are presented in accordance with generally accepted accounting principles.

    Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Fund's audited financial statements be included in the Fund's 2002 Annual Report to Shareholders for the year ended March 31, 2002 and be mailed to shareholders and filed with the SEC.

       SUBMITTED BY THE AUDIT COMMITTEE OF THE FUND'S BOARD OF DIRECTORS

Enrique R. Arzac
James J. Cattano
George W. Landau
Martin M. Torino

                            INDEPENDENT ACCOUNTANTS

    At a meeting held on May 13, 2002, the Board, including those directors who are not "interested persons" of the Fund, approved the selection of PwC for the fiscal year ending March 31, 2003. PwC has been the Fund's independent accountants since the Fund commenced operations, and has informed the Fund that it has no material direct or indirect financial interest in the Fund. A representative of PwC will be available by telephone at the Meeting and will have the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

    The following table shows the aggregate fees PwC billed to the Fund, to CSAM and to any entity controlling, controlled by or under common control with CSAM that provides services to the Fund for their professional services rendered for the fiscal year ended March 31, 2002.

                                              CSAM
                                              AND
                                            CERTAIN
                                  FUND     AFFILIATES
                                  ----     ----------
Audit Fees....................  $36,800     $     --

Financial Information Systems
Design and
Implementation
Fees..........................       --           --

All Other Fees................  $ 8,200     $534,000

                                  COMPENSATION

    The following table shows certain compensation information for the directors of the Fund for the fiscal year ended March 31, 2002. All officers of the Fund are employees of and are compensated by CSAM. None of the Fund's executive officers or directors who are also officers or directors of CSAM received any compensation from the Fund for such period. The Fund has no bonus, profit sharing, pension or retirement plans.

                                                                                   TOTAL COMPENSATION FROM FUND
                                                          AGGREGATE COMPENSATION     AND FUND COMPLEX PAID TO
                    NAME OF DIRECTOR                            FROM FUND                   DIRECTORS
                    ----------------                            ---------                   ---------
Enrique R. Arzac........................................          $8,000                     $79,417
James J. Cattano........................................           8,000                      34,000
George W. Landau........................................           7,500                      41,000
James P. McCaughan*.....................................               0                           0
Robert J. McGuire.......................................           7,500                       7,500
Martin M. Torino........................................           7,500                      23,500
Miklos A. Vasarhelyi....................................           8,000                       8,000
William W. Priest, Jr...................................               0                           0
Richard W. Watt.........................................               0                           0

----------------
* Prior to March 31, 2002, Mr. McCaughan resigned as a director.

THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE FUND'S NOMINEES FOR DIRECTOR.

    PROPOSAL NO. 2: APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE FUND

RECOMMENDATION OF THE BOARD

    On September 30, 2002, the Board, including the non-interested directors, voted unanimously to liquidate and dissolve the Fund in accordance with the terms of the Plan (attached hereto as Appendix A). The Board's action was premised on the following considerations (more fully explained below):
(i) liquidation will allow shareholders to realize their investment in the Fund at net asset value and (ii) liquidation of the Fund will facilitate the settlement of the two litigations described below on terms that the Board believes are fair and reasonable. For these reasons, the Board, including the non-interested directors, is recommending that shareholders vote in favor of liquidating and dissolving the Fund.

BACKGROUND

    On September 20, 2002, the Fund entered into a settlement agreement with the plaintiff in the two lawsuits currently pending against the Fund. The first action, commenced in May 1997 in the United States District Court for the Southern District of New York (the "District Court"), alleged that the Fund's 1996 rights offering (the "Rights Offering") constituted a breach of fiduciary duty by BEA Associates (the predecessor of CSAM, the Fund's investment adviser) and its directors. (STROUGO V. BASSINI ET AL., 97Civ. 3579 (RWS)) (the "Rights Offering Litigation"). The second action, brought by the same plaintiff also in the District Court, alleged violations of Sections 36(a) and 36(b) of the Investment Company Act of 1940, as amended (the "1940 Act") in connection with the investment advisory fee arrangements between the Fund and CSAM. (STROUGO
V. BEA ASSOCIATES, 98 Civ. 3725 (RWS)) (the "Fee Litigation," and together with the Rights Offering Litigation, the "Actions").

    THE RIGHTS OFFERING LITIGATION

    The Rights Offering Litigation is a derivative and class action lawsuit in which the Fund (as nominal defendant), CSAM and certain of the Fund's directors (collectively, the "director defendants") are named as defendants. The plaintiff, in his derivative capacity, alleges that, in approving the Rights Offering, the director defendants put the interests of CSAM ahead of the interests of the Fund's shareholders. By favoring CSAM, the plaintiff alleges that the director defendants breached their fiduciary duties of loyalty and due care to the shareholders of the Fund and, as a result, the Fund was injured. The class action claims include similar assertions, but allege that the Fund's shareholders were injured directly by the director defendants' breach of their fiduciary duties.

    More specifically, the complaint alleges violations of Section 36(b) of the 1940 Act (derivatively against CSAM), Section 36(a) of the 1940 Act (against all defendants except the Fund), Section 48 of the 1940 Act (against the director defendants and the Fund), Section 36(a) of the 1940 Act (derivatively against all defendants except the Fund), and for breach of fiduciary duty at common law. The complaint seeks equitable relief and monetary damages in an unspecified amount.

    On September 15, 1997, the defendants filed a motion to dismiss the complaint in its entirety. The District Court granted the motion to dismiss with respect to all class action claims and the Section 36(b) claim but denied it with respect to all remaining derivative claims. Thereafter, the Fund named two of its "non-interested" directors (as defined in Section 2(a)(19) of the 1940
Act) of the Fund (the "independent directors") to act as a special litigation committee (the "Special Litigation Committee") to investigate the matter and determine whether any of the claims asserted in the complaint ought to be prosecuted on behalf of the Fund. On December 30, 1998, the Special Litigation Committee issued its report, concluding that there was no merit to the claims asserted on behalf of the Fund, and that the litigation should be discontinued. Simultaneously with issuing its report, the Special Litigation Committee filed a motion to dismiss the complaint in the derivative action. Subsequently, by order dated September 15, 2000, the District Court granted summary judgment and dismissed all of the remaining derivative claims on the basis of the determination of the Special Litigation Committee that continued prosecution of the derivative action was not in the best interests of the Fund or its shareholders.

    Thereafter, the plaintiff appealed this judgment on the grounds that the District Court had erroneously dismissed the class action claims in response to the original (September 1997) motion to dismiss. On February 28, 2002, the Second Circuit Court of Appeals (the "Second Circuit") reversed the decision of the District Court and reinstated the class action claims. The Second Circuit's reversal of the District Court was predicated solely on its determination that the plaintiff had shareholder standing under Maryland state law to bring direct claims (as opposed to derivative claims) and not on a determination as to the merits of the plaintiff's claims.

    THE FEE LITIGATION

    In the Fee Litigation, the plaintiff, Robert Strougo (the representative plaintiff in the Rights Offering Litigation), alleges that the Fund's independent directors were not truly independent and therefore did not bargain at arm's length over the investment advisory fees payable by the Fund to CSAM. The complaint alleges that in negotiating the investment advisory fee with the independent directors (who were alleged to be not truly independent), CSAM violated its fiduciary duty pursuant to Section 36(b) of the 1940 Act. The relief sought by the complaint is the amount of compensation or payments received by CSAM from the

Fund. Under Section 36(b) of the 1940 Act, the plaintiff's recovery is limited to one year's worth of advisory fees.

    The original complaint was dismissed upon motion by CSAM, but the District Court gave the plaintiff leave to replead. The plaintiff's amended complaint restated the claim in the original complaint, but added an additional claim under Section 36(a) of the 1940 Act asserting that CSAM was liable for a breach of duty for negotiating the investment advisory agreement between the Fund and CSAM (the "Advisory Agreement") with directors who were allegedly not independent. The amended complaint seeks recovery of the fees for the longest period of time permitted by the statute of limitations. Thereafter, CSAM filed a motion to dismiss the amended complaint. The District Court denied this motion subject to the plaintiff adding the Fund as a nominal defendant. The plaintiff subsequently filed a second amended complaint which added the Fund as nominal defendant. After discovery, the defendants moved for summary judgment, and the motion was granted by the District Court pursuant to an order and decision entered February 28, 2002. The plaintiff filed a notice of appeal of the judgment of the District Court on March 28, 2002.

PRINCIPAL TERMS OF THE PROPOSED SETTLEMENT OF THE ACTIONS

    Due to the inherent uncertainties of litigation, as well as the additional costs and expenses that would be necessary to further litigate the Actions, all parties to the Actions have engaged in extensive settlement discussions over the last several months. Both the Fund and CSAM previously asserted the right to insurance coverage from Gulf Insurance Company ("Gulf") under an Investment Advisory Errors and Omission Liability Insurance Policy (the "Policy") issued by Gulf insuring both CSAM and the Fund against certain losses accruing to them and against related defense costs for any liability accruing to them as a result of the Actions, and for any related defense costs incurred by them in connection with the Actions. Gulf, after first contesting its liability under the Policy, has agreed to fund the settlement of the Actions within certain limits and to pay a portion of the defense costs incurred by CSAM and the Fund in connection therewith, as described in greater detail below. The terms of the proposed settlement have received the preliminary approval of the District Court and are subject to final approval following a hearing scheduled for January 22, 2003. The principal terms and conditions of the proposed settlement are as follows:

    1. LIQUIDATION OF THE FUND. The Fund will be liquidated and its net assets distributed to shareholders. The liquidation of the Fund is to occur within 30 days following the last to occur of: (i) the final approval of the settlement by the District Court and the entry of an order of final judgment and the expiration of any time for appeal or review of such order or, if any appeal is filed and not dismissed, after the order is upheld on appeal in all material respects and no longer subject to review on appeal; (ii) the issuance by the SEC of an exemptive order (pursuant to an exemptive application filed jointly by the Fund and CSAM) permitting the Fund to participate in the settlement on the terms described in this Proxy Statement (the "Exemptive Order"); and
(iii) shareholder approval of the liquidation of the Fund at the Meeting (collectively, "Liquidation Conditions").

    The exemptive application, filed on November [8], 2002 seeks relief from the provisions of Sections 17(a) and 17(d) (and Rule 17d-1 thereunder) of the 1940 Act. Section 17(a) prohibits an investment adviser to a registered investment company from selling property to such investment company absent the issuance of an exemptive order of the SEC upon a finding that the terms of the proposed transaction are fair and reasonable, do not entail overreaching by any party thereto and are consistent both with the policies of the registered investment company and the provisions of the 1940 Act. The release by CSAM of its right to reimbursement from the Fund (pursuant to the Advisory Agreement) for certain expenses and costs incurred by CSAM in the defense of the Actions, as more fully discussed below, could be viewed as a sale of a property right by CSAM to the Fund. Accordingly, the exemptive application seeks relief from Section 17(a) of the 1940 Act.

    Section 17(d) of the 1940 Act (and Rule 17d-1 thereunder) prohibits an investment adviser from participating in a joint arrangement with the registered investment company it advises absent the issuance of an exemptive order of the SEC upon a finding that the registered investment company's participation in the proposed transaction is on terms not less advantageous to it than the other parties thereto. Since the participation by a registered investment company with its investment adviser in a settlement of litigation that contemplates a monetary award may be regarded as a joint arrangement prohibited by
Section 17(d) of the 1940 Act, the exemptive application seeks relief from
Section 17(d) and Rule 17d-1 thereunder.

    The Board and CSAM believe that the terms of the proposed settlement meet the statutory requirements for issuance of an exemptive order from the prohibitions set forth in Section 17(a) and Section 17(d) (and Rule 17d-1 thereunder) although no assurance can be given in that regard.

    2. SETTLEMENT AMOUNT. (a) Class members in the Rights Offering Litigation (shareholders who owned shares during the period June 7, 1996 through July 17, 1996) (the "Class Members") who did not exercise their rights in the Rights Offering and sold their shares prior to the close of business on February 15, 2002 will be entitled to receive $1.00 per share sold, upon presentation of accurate and completed proof of claims; and (b) Class Members who exercised their rights in the Rights Offering and sold their shares prior to the close of business on February 15, 2002 will be entitled to receive $0.25 per share for rights that were exercised, upon presentation of accurate and completed proof of claims (the payments to be made pursuant to (a) and (b) above are together referred to as the "Settlement Payments").

    3. PLAINTIFF'S LEGAL FEES AND EXPENSES. Plaintiff will apply to the District Court for an award of attorneys' fees and related amounts, not to exceed $735,000 plus reimbursement of expenses not exceeding $75,000. Plaintiff will also apply for a compensatory award not to exceed $15,000. The Fund and CSAM have agreed not to oppose either of these applications. The amounts payable to the Class Members and plaintiff's counsel fees and expenses (inclusive of the $15,000 compensatory award to the plaintiff) will be payable in the first instance by CSAM subject to reimbursement by Gulf as described below.

    4. CERTAIN PAYMENTS TO BE MADE BY GULF. Under a separate agreement in principle among the Fund, CSAM and Gulf (the "Insurance Settlement Agreement"), Gulf has agreed: (i) to reimburse the Fund and CSAM for up to $750,000 of the plaintiff's legal fees and related amounts (including the $15,000 compensatory award) and up to $75,000 of expense reimbursements to plaintiff's counsel;
(ii) to reimburse the Fund and CSAM for the cost of funding the Settlement Payments (and paying certain fees and expenses associated with the administration of the Settlement Payments) subject to a cap of $1 million (the "Plaintiff Payment"); and (iii) to reimburse $512,500 of costs and attorneys' fees billed to CSAM, the Fund and the director defendants on or prior to December 31, 2001 for defense of the two actions (the "Defense Fee") and 87.5% of all costs and fees billed to CSAM, the Fund and the individual defendants after December 31, 2001 in connection with the litigation and settlement of the two actions.

    5. PAYMENT OF SETTLEMENT COSTS AND FEES IN EXCESS OF PAYMENTS MADE BY GULF. Pursuant to a separate settlement agreement between the Fund and CSAM (the "Settlement Costs Sharing Agreement"), CSAM and the Fund have agreed to share in equal parts the 12.5% portion of costs and fees they have incurred or will incur and which were not billed prior to December 31, 2001 in connection with litigation and settlement of the Rights Offering Litigation and the Fee Litigation that are not paid by Gulf. The Settlement Costs Sharing Agreement was the result of extensive negotiations between the Fund's non-interested directors and CSAM, and was unanimously approved by the Fund's Board (including all of the Fund's non-interested directors) on June 27, 2002. Since the Fund's inception and to date, and in connection with all matters relating to the Actions and the proposed settlement thereof, the Fund's non-interested directors have been represented by independent counsel. The Fund's non-interested directors have recently made the findings now required by Rule O-1 under the 1940 Act to determine that such counsel qualifies under the 1940 Act as "independent legal counsel".

    6. PAYMENT OF SETTLEMENT PAYMENTS IN EXCESS OF PLAINTIFF PAYMENT. Pursuant to the Settlement Costs Sharing Agreement, CSAM and the Fund have agreed that in the event the Plaintiff Payment is not adequate to make all payments to Class Members, CSAM and the Fund will bear equally any portion of the Settlement Payments in excess of the Plaintiff Payment. However, the Board and CSAM believe that the Plaintiff Payment will be sufficient to satisfy all claims.

    7. SHARING OF THE DEFENSE FEE AND WAIVER OF INDEMNIFICATION. Section 5 of the Investment Advisory Agreement, dated April 3, 1992, as amended to date, between CSAM and the Fund (the "Advisory Agreement"), obligates the Fund to indemnify CSAM for any losses (including legal fees and costs) arising from matters to which the Advisory Agreement relates (provided CSAM has not engaged in "disabling conduct" (I.E., willful misfeasance, bad faith or gross negligence). Section 5 of the Advisory Agreement provides further that CSAM is entitled to advances from the Fund for payment of reasonable expenses in connection with the matter as to which it is seeking indemnification PROVIDED that either: (i) a majority of a quorum of the full Board, the members of which majority are the Fund's non-interested directors or (ii) independent legal counsel, in a written legal opinion, have determined that based on available facts there is reason to believe that CSAM will ultimately be found to be entitled to indemnification. These provisions are consistent with Section 17(j) of the 1940 Act as interpreted by the SEC.

    At a meeting held on February 9, 2001, the Board approved the advancement of legal expenses and costs incurred by CSAM as of that date in connection with the Rights Offering Litigation upon the submission by CSAM of a written affirmation and undertaking setting forth its good faith belief that the standard for conduct necessary for indemnification under the Advisory Agreement had been met and agreeing to repay all advances if it is ultimately determined that CSAM is not entitled to indemnification and a written legal opinion of independent counsel to the effect that CSAM is entitled to reimbursement of fees and expenses attendant to the Fee Litigation in advance of the final disposition of the Actions. CSAM thereafter provided such affirmation and legal opinion. As of September 30, 2002, the Fund has advanced CSAM $445,216 for expenses and fees incurred by CSAM in connection with the Rights Offering Litigation.

    At a meeting held on May 13, 2002, the Board discussed the advancement of legal expenses and costs incurred by CSAM as of that date in connection with the Fee Litigation. Prior to this meeting, the Board had been provided with:
(i) the written affirmation and undertaking of CSAM dated April 15, 2002, setting forth its good faith belief that the standard for conduct necessary for indemnification under the Advisory Agreement had been met and agreeing to repay all advances if it is ultimately determined that CSAM is not entitled to indemnification and (ii) the written legal opinion of independent counsel to the effect that CSAM is entitled to reimbursement of fees and expenses attendant to the Fee Litigation in advance of the final disposition of the Actions. At the meeting, counsel for the non-interested directors and CSAM each informed the Board that, as a technical matter, Board authorization of the advancement of fees and expenses was not required under the terms of the Advisory Agreement. However, CSAM did not make a formal request for reimbursement at that time.

    Pursuant to the Settlement Costs Sharing Agreement, CSAM and the Fund have agreed that the Defense Fee will be payable $506,250 to CSAM and $6,250 to the Fund. In consideration for this payment, CSAM has agreed to waive any and all rights to indemnification from the Fund for the approximately $600,000 in costs and fees incurred by it in connection with the Fee Litigation prior to December 31, 2001. In addition, as consideration for receiving from Gulf 87.5% of CSAM's costs and fees as have been incurred or will be incurred after December 31, 2001 in connection with the Rights Offering Litigation and the Fee Litigation, CSAM has agreed to waive any and all rights to indemnification from the Fund for any such costs and fees not paid by Gulf. Again, these terms resulted from extensive negotiations between the Fund's non-interested directors and CSAM.

    COSTS OF LIQUIDATION AND OBTAINING EXEMPTIVE ORDER. Under the terms of the Settlement Costs Sharing Agreement, CSAM and the Fund have agreed that all costs and fees associated with liquidating the Fund not otherwise reimbursed by Gulf will be borne by the Fund, while the costs (not otherwise reimbursed by Gulf) associated with applying for and obtaining the Exemptive Order will be shared equally by CSAM and the Fund.

    CONDITIONS. The consummation of the proposed settlement is subject to certain conditions including: (i) the Fund shareholder class shall have been certified for settlement by the District Court; (ii) the Fund's shareholders shall have duly approved the liquidation of the Fund, subject to the satisfaction of the Liquidation Conditions, and (iii) CSAM shall not have been terminated as adviser to the Fund by a shareholder vote. Under its terms, the Fund or CSAM may withdraw from the proposed settlement prior to the time it is finally approved by the District Court in the event that the beneficial owners of greater than a specified number of shares of the Fund request exclusion from the shareholder class.

BENEFITS OF LIQUIDATION

    The liquidation (and the distribution to shareholders of the proceeds from such liquidation) of the Fund's net assets (which is attendant to the consummation of the proposed settlement) is in the best interests of the shareholders as it will enable shareholders to realize immediately the full net asset value of their shares, whereas the shares currently trade (and for an extended period of time have traded) on the NYSE at a substantial discount to net asset value. Given the current state of the Brazilian equity market and the Fund's investment objective which requires it to invest not less than 80% of its net assets in Brazilian equity securities, the Board and CSAM do not believe that the Fund will be a viable investment vehicle over the near or intermediate term.

    RECAPTURE OF THE TRADING DISCOUNT

    Unlike open-end funds (whose shares are redeemable at their net asset value on a daily basis and new shares of which are typically offered for sale on a continuous basis), the key feature of closed-end funds (such as the Fund) is that they, like publicly-traded operating companies, generally issue a fixed amount of shares which are listed on an exchange (in the Fund's case, on the NYSE). As such, the shares of a closed-end fund are not (except in limited circumstances) purchased or redeemed directly by the fund, but instead, are bought and sold (i.e., traded) in the open market. Consequently, shares of a closed-end fund may trade at, above or below their net asset value. If a closed-end fund's shares trade at a price below their net asset value, they are said to be trading at a "discount"; conversely, if shares trade at a price above their net asset value, they are said to be trading at a "premium."

    Although no single factor or a combination of factors has been identified as the specific cause of a trading discount, among the more frequently mentioned factors are market conditions and perception. More specifically, a trading discount is likely to result where the general market conditions and perceptions (including the condition of the overall securities market and the specific market in which the closed-end fund invests) are negative.

    As illustrated by the table set forth on Appendix B hereto, the Fund's shares have traded at a significant discount to net asset value over the last several years. Liquidation of the Fund will allow shareholders to realize their investment at net asset value (which will take into account the expenses of the liquidation itself). Moreover, in light of the lack of limited attractive investment opportunities in the near or intermediate term, CSAM and the Board believe that liquidation represents the most appropriate and effective mechanism for addressing the Fund's persistent trading discount.

    LIQUIDATION WILL AVOID NEGATIVE CONSEQUENCES FROM POSSIBLE DELISTING OF THE
     FUND'S SHARES FROM THE NEW YORK STOCK EXCHANGE

    Liquidation of the Fund will also obviate the negative consequences to shareholders attendant to a delisting of the Fund's shares from the NYSE. The NYSE (as well as other stock exchanges) has criteria that closed-end funds (such as the Fund) must meet in order to maintain a continued listing of its shares. If a listed company fails to meet these requirements, its shares will be delisted.

    Pursuant to the NYSE's continuing listing requirements, shares of closed-end funds are subject to immediate suspension and delisting procedures if, among other things, the fund's average market capitalization (share price x shares outstanding) over 30 consecutive trading days ("30-day market cap") is below $15,000,000. As illustrated by the table below, during the recent past, the Fund's 30-day market cap has steadily deteriorated, and now only marginally exceeds the $15,000,000 threshold.

MEASUREMENT DATE                  30-DAY MARKET CAP     MARKET VALUE (PER SHARE)    SHARES OUTSTANDING
----------------                ---------------------   ------------------------   ---------------------
December 31, 2000                    $28,356,639                 $5.375                  5,580,441
December 31, 2001                     23,653,629                  4.380                  5,580,441
March 31, 2002                        27,520,875                  5.100                  5,580,441
June 30, 2002                         24,021,938                  3.710                  5,580,441
September 30, 2002                    16,754,344                  2.610                  5,580,441
October 31, 2002                      15,320,171                  3.120                  5,580,441

    Consequently, delisting is a distinct possibility. Absent a liquid market such as that provided by the NYSE, the Fund's shareholders may have difficulty selling their shares in the open-market, and the discount at which the shares trade could widen significantly.

    CONTINUED LITIGATION OF THE ACTIONS WILL BE DETRIMENTAL TO THE FUND'S
     SHAREHOLDERS

    Since the proposed settlement of the Actions is expressly conditioned on the liquidation of the Fund, if the Fund is not liquidated, a settlement is not likely to be reached. The continued litigation of the Actions will be detrimental to shareholders in at least two ways.

    First, as noted above, the Fund is obligated to advance to CSAM (and is also required under the Fund's charter and by-laws to advance to the director defendants) the costs and expenses attendant to the defense of the Actions. In addition, the Fund has also incurred and would be expected to continue to incur direct expenses for defending itself in the Actions. Consequently, protracted litigation of the Actions, regardless of the plaintiff's success on the merits of his claims, will further diminish the Fund's assets. If the Actions are settled (and the Fund is liquidated), the Fund will (instead) preserve more assets for distribution to its shareholders.

    Second, the expenses attendant to the defense of the Actions will continue to adversely impact the Fund's expense ratio. The Fund's expense ratio (excluding fee waivers) for the fiscal year ended March 31, 2002 and the fiscal quarters ended June 30, 2002 and September 30, 2002 is 2.74%, 3.00% and 5.68%, respectively. The Fund's expense ratios for the same time periods exclusive of the costs and fees associated with the defense of the Actions are 2.45%, 2.97% and 3.95%, respectively. The increased expense ratio (resulting from the defense of the Actions) has exacerbated the Fund's recent negative return to shareholders. Continued litigation of the Actions will continue to inflate the Fund's expense ratio and, consequently, have a detrimental effect on the Fund's return to shareholders.

    LIQUIDATION IS NOT A VIABLE OPTION SO LONG AS ACTIONS ARE PENDING

    The benefits attendant to the liquidation of the Fund can be realized only if the Actions are no longer pending against the defendants. While the Board recommends that shareholders vote in favor of liquidation at the Meeting, the Plan is conditioned on the consummation of the proposed settlement. A liquidation of the Fund in the absence of a final resolution of the Actions is not a viable alternative, since the plaintiff would be expected to seek a court order prohibiting the distribution of the Fund's assets to the shareholders pending such a resolution on the basis that a distribution prior to such time would render the Fund unable to satisfy any potential judgment entered against the Fund.

SUMMARY OF PLAN OF LIQUIDATION AND DISSOLUTION

    The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Appendix A. Shareholders are urged to read the Plan in its entirety.

    EFFECTIVE DATE OF THE PLAN AND CESSATION OF THE FUND'S ACTIVITIES AS AN
     INVESTMENT COMPANY

    The Plan will become effective within 30 days following the occurrence of the last of the three Liquidation Conditions ("Effective Date"). After the Effective Date, the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities (as provided in the Plan), and distributing its remaining assets to shareholders in accordance with the Plan.

    CLOSING OF BOOKS AND RESTRICTION ON TRANSFER OF SHARES

    The proportionate interests of shareholders in the assets of the Fund will be fixed on the basis of their respective share holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the shareholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates and the Fund's Shares will cease to be traded on the NYSE.

    LIQUIDATION DISTRIBUTIONS

    The distribution of the Fund's assets will be made in two or more cash payments in complete cancellation of all the outstanding Shares of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing a substantial portion of the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and
(b) liabilities as the Board reasonably deem to exist against the assets of the Fund on the Fund's books. Each subsequent distribution (each other Distributions, the "Liquidating Distributions") will consist of cash from any assets remaining after accrual of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the earlier Distributions and any other miscellaneous income of the Fund. The Board will set the record date and the payment date for the First Distribution and each subsequent Distribution.

    Each shareholder not holding stock certificates of the Fund will receive Liquidating Distributions equal to the shareholder's proportionate interest in the net assets of the Fund. Each shareholder holding stock certificates of the Fund will receive a confirmation showing such shareholder's proportionate interest in the net assets of the Fund with a statement that such shareholder will be paid in cash upon return of the stock certificate. All shareholders will receive information concerning the sources of the Liquidating Distribution. Upon mailing of the final Liquidating Distribution, all outstanding Shares of the Fund will be deemed cancelled.

    EXPENSES OF LIQUIDATION AND DISSOLUTION

    Under the terms of the Settlement Costs Sharing Agreement, CSAM and the Fund have agreed that all costs and fees associated with liquidating the Fund not otherwise reimbursed by Gulf will be borne by the Fund.

    AMENDMENT OF THE PLAN

    The Plan provides that the Board has the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing Liquidating Distributions) as may be necessary or appropriate to effect the liquidation and dissolution of the Fund and the distribution of its net assets to shareholders in accordance with the purposes to be accomplished by the Plan.

    DISTRIBUTION AMOUNTS

    The Fund's net assets on November 1, 2002 were $19,399,119. At such date, the Fund had 5,580,441 shares outstanding. Accordingly, on November 1, 2002, the net asset value per Share of the Fund was $3.48. The amounts to be distributed to shareholders of the Fund upon liquidation will be reduced by any remaining expenses of the Fund, including the expenses of the Fund in connection with this solicitation and with the liquidation and portfolio transaction costs, as well as any costs incurred in resolving any claims that may arise against the Fund.
Liquidation and dissolution expenses are estimated to be approximately $      .
The Fund's remaining portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) are estimated to be approximately $65,387, although actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities. Actual liquidation expenses and portfolio transaction costs may vary from these estimates. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to shareholders.

GENERAL INCOME TAX CONSEQUENCES

    The following is only a general summary of the significant United States federal income tax consequences of the Plan to the Fund and its U.S. shareholders who are subject to United States federal income taxation on a net income basis ("U.S. Shareholders") and is limited in scope. This summary is based on the tax laws and applicable Treasury regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences to the Fund or its U.S. Shareholders that will result from the Fund's liquidation and dissolution. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any U.S. Shareholder upon receipt of a Liquidating Distribution will be as set forth below.

    While this summary addresses the significant United States federal income tax consequences of the Plan, neither state nor local tax consequences of the Plan are discussed. Implementing the Plan may impose unanticipated tax consequences on U.S. Shareholders and affect U.S. Shareholders differently, depending on their particular tax situations independent of the Plan. U.S. Shareholders should therefore consult their own tax advisers for advice regarding the United States federal, state, local and other tax consequences of the Plan to their particular situations.

    The Liquidating Distributions received by a U.S. Shareholder may consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains recognized by the Fund during its final tax year; (ii) an ordinary income dividend to the extent the amount of the Fund's ordinary income and net short-term capital gains earned during its final tax year that has not previously been distributed exceeds the Fund's expenses for the year; and
(iii) a distribution treated as a payment for the U.S. Shareholder's shares. As of November 1, 2002 the Fund had accumulated net realized capital losses and does not currently expect to realize significant net gains on the sale of assets in connection with the liquidation.

    Therefore, it is currently expected that U.S. Shareholders will not receive a capital gain dividend in the distribution. The Fund also does not currently expect to have undistributed ordinary income when its assets are liquidated. However, the composition of the actual Liquidating Distributions may vary due to changes in market conditions and the composition of the Fund's portfolio at the time its assets are sold. Prior to the last day of the Fund's final taxable year, the Fund's Board will authorize any capital gain dividend and ordinary income dividend to be distributed as part of the Liquidating Distribution. Within 60 days after the close of the Fund's final taxable year, the Fund will notify U.S. Shareholders as to the portion, if any of the Liquidating Distribution which constitutes a capital gain dividend and that which constitutes an ordinary income dividend (as well as any amounts qualifying for a credit or deduction against foreign taxes paid by the Fund).

    Since the Fund expects to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and expects to pay capital gain dividends to the extent of any realized net long-term capital gains and to pay ordinary income dividends to the extent of any ordinary net earnings, the Fund does not expect to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which would reduce any or all of the three types of Liquidating Distributions, and result in the inability of the Fund to pass through to its U.S. Shareholders credits or deductions against foreign taxes paid by the Fund.

    Any portion of a Liquidating Distribution paid under the Plan out of ordinary income or net realized long-term capital gains will be taxed under the Code in the same manner as other comparable distributions of the Fund. Accordingly, such amounts will be treated as ordinary income or, if so designated, long-term capital gains.

    The balance of any amount (after accounting for any capital gain dividend and ordinary income dividend positions of the Liquidating Distributions) received upon liquidation will be treated for federal income tax purposes as a payment in exchange for a U.S. Shareholder's shares in the Fund. A U.S. Shareholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of the payment and the U.S. Shareholder's tax basis in its Fund shares. Any such gain or loss will be a capital gain or capital loss if the U.S. Shareholder holds its shares as capital assets. In such event, any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Fund's shares were held for more than one year by the U.S. Shareholder at the time of the exchange. Under current law, long-term capital gains are taxed to non-corporate U.S. Shareholders at a maximum tax rate of 20%. If the U.S. Shareholder held its Fund shares for not more than one year at the time of the exchange and such shares are held as capital assets, any gain or loss will be a short-term capital gain or loss. Short term capital gains are taxed to non-corporate U.S. Shareholders at the graduated federal income tax rates applicable to ordinary income. Corporate U.S. Shareholders should note that there is no preferential federal income tax rate applicable to long-term capital gains derived by corporations under the Code. Accordingly, all income recognized by a corporate U.S. Shareholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

    Under the Code, certain non-corporate U.S. Shareholders may be subject to a withholding tax at the fourth lowest tax rate in effect for individuals other than surviving spouses and heads of households ("backup withholding") on the Liquidating Distributions they receive from the Fund. Generally, U.S. Shareholders subject to backup withhold will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund's knowledge, have furnished an incorrect number, and those who under-report their tax liability. An individual's taxpayer identification number is his or her social security number. Certain U.S. Shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT

    On the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the SEC will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act. A vote in favor of the Plan will constitute a vote in favor of such a course of action. Until the Fund's withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

PROCEDURE FOR DISSOLUTION UNDER THE MARYLAND GENERAL CORPORATION LAW

    After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Charter and Amended and Restated Bylaws, the Articles of Dissolution will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with the Maryland General Corporation Law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund's Board will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

APPRAISAL RIGHTS

    Shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING;
                             SHAREHOLDER PROPOSALS

    The Board is not aware of any other matters that will come before the Meeting. Should any other matter properly come before the Meeting, the persons named in the accompanying Proxy shall be entitled to vote the Proxy in accordance with their judgment on such matters.

    Notice is hereby given that for a shareholder proposal to be considered for inclusion in the Fund's proxy material relating to its 2003 annual meeting of shareholders, the shareholder proposal must be received by the Fund no later
than           , 2003. The shareholder proposal, including any accompanying supporting statement, may not exceed 500 words. A shareholder desiring to submit a proposal must be a record or beneficial owner of Shares with a market value of $2,000 and must have held such Shares for at least one year. Further, the shareholder must continue to hold such Shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of shareholders, and a shareholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. The timely submission of a proposal does not guarantee its inclusion in the Fund's proxy materials.

    Pursuant to the By-laws of the Fund, at any annual meeting of the shareholders, only such business will be conducted as has been properly brought before the annual meeting. To be properly brought before the annual meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder.

    For business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Fund. To be timely, any such notice must be delivered to or mailed and received at The Brazilian Equity Fund, Inc. c/o Credit Suisse Asset Management, LLC, 466 Lexington Avenue, 16th Floor, New York, NY 10017 not later than 45 days before the date in the then current year corresponding to the date on which the Fund first mailed its notice and proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, notice by such shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice or public announcement of the date of such meeting was given or made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

    Any such notice by a shareholder shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Fund's books, of the shareholder proposing such business,
(iii) the class and number of Shares of the capital stock of the Fund which are beneficially owned by the shareholder, (iv) a representation that the shareholder is a holder of record of shares of the Fund entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, (v) whether the shareholder intends or is part of a group which intends to solicit proxies from other shareholders in support of such business and (vi) any material interest of the shareholder in such business.

    The Fund may exercise discretionary voting authority with respect to any shareholder proposals for the 2003 annual meeting of shareholders not included in the proxy statement and form of proxy which are not submitted to the Fund within the time-frame indicated above. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that shareholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

                             ADDITIONAL INFORMATION

BENEFICIAL OWNERS

    The following table shows certain information concerning persons who may be deemed beneficial owners of 5% or more of the Shares of the Fund because they possessed or shared voting or investment power with respect to the Shares: [CSAM TO CONFIRM]

                                                                                   PERCENT
                                                               NUMBER OF SHARES      OF
NAME AND ADDRESS                                              BENEFICIALLY OWNED   SHARES
------------------------------------------------------------  ------------------  ---------
Tanus Corporation*                                                   638,400         11.4%
31 West 52nd Street
New York, NY 10019
President and Fellows of Harvard College**                         1,757,000         31.5%
c/o Harvard Management Company
600 Atlantic Avenue
Boston, MA 02210

--------------

* AS STATED IN A SCHEDULE 13G FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2002.

** AS STATED IN A SCHEDULE 13D FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act and Section 30(h) of the 1940 Act require the Fund's officers and directors, officers and directors of the investment adviser, affiliated persons of the investment adviser, and persons who beneficially own more than ten percent of the Fund's Shares to file reports of ownership with the Securities and Exchange Commission, the NYSE and the Fund. Based solely upon its review of the copies of such forms received by it and written representations from such persons, the Fund believes that, for the fiscal year ended March 31, 2002, all filing requirements applicable to such persons were complied with.

                                                 THE BRAZILIAN EQUITY FUND, INC.

                                   DETACH HERE

                                     PROXY
                         THE BRAZILIAN EQUITY FUND, INC.

                             466 Lexington Avenue
                                   16th Floor
                           New York, New York 10017

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. Hal Liebes and Michael A. Pignataro, and each of them separately, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment on such other matters as may properly come before the meeting or any adjournments thereof, all shares of The Brazilian Equity Fund, Inc. (the "Fund") that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Thursday, January 16, 2003, and at any adjournments thereof.

SEE REVERSE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE
  SIDE                                                               SIDE
-----------          ------------------------------------------   -----------

                                      DETACH HERE

/X/  PLEASE MARK VOTES
AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FUND'S NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

1.  Election of the following nominees as Directors:
    Nominees:   (01)  James J. Cattano (three-year term)
                (02)  Robert J. McGuire (three-year term)
                (03)  William W. Priest, Jr. (three-year term)

    / / FOR all nominees listed above (except as marked to the contrary above) / / WITHHOLD AUTHORITY to vote for all nominees listed above
(INSTRUCTION: To withhold authority for any individual nominee, strike a line through such individual's name above.)

2. To consider and act upon a proposal to liquidate and dissolve the Fund as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors.

    / / FOR
    / / AGAINST
    / / ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              / /

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU SIGN AND RETURN THE ENCLOSED PROXY CARD AND DO NOT DIRECT HOW THE PROXY IS TO BE VOTED, THE PROXY WILL BE VOTED "FOR" THE FUND'S NOMINEES FOR ELECTION AS DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If in a partnership, please sign in partnership name by authorized person.

Signature: _____________ Date:_______ Signature:________________ Date:________

                                                                    Appendix A

                      THE BRAZILIAN EQUITY FUND, INC.
                Form of Plan of Liquidation and Dissolution

     The Brazilian Equity Fund, Inc. (the "Fund"), a Maryland corporation and a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), intends to accomplish the complete liquidation and dissolution of the Fund according to the procedures set forth in this Plan of Liquidation and Dissolution (the "Plan") and the laws of the State of Maryland.

WHEREAS, on September 30, 2002, the Board of Directors (the "Board") of the Fund, including at least 75% of the Board's Continuing Directors (as defined in the Fund's Articles of Incorporation, as amended), determined that it is advisable to liquidate and dissolve the Fund; and

WHEREAS, the Board has considered and approved this Plan as the method of liquidating and dissolving the Fund and has directed that the liquidation and dissolution of the Fund be submitted to the shareholders of the Fund (the "Stockholders") for their consideration;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. EFFECTIVE DATE OF PLAN. The Plan shall be and become effective only upon occurrence of each of the following: (i) the approval of the liquidation and dissolution of the Fund by the holders of a majority of the Fund's outstanding securities at a duly called meeting of the Stockholders at which a quorum is present, (ii) the final approval by the United States District Court for the Southern District of New York (the "District Court") of the settlement of the two actions before it and to each of which the Fund is a party, STROUGO V. BASSINI ET AL., 97 Civ. 3579 (RWS) and STROUGO V. BEA ASSOCIATES, 98 Civ. 3725 (RWS), respectively (the "Settlement") and
      (iii) the issuance by the Securities and Exchange Commission of an exemptive order under the 1940 Act, as amended, permitting the Fund to participate in the Settlement on the terms approved by the District Court. The day upon which the last of the foregoing has occurred is hereinafter called the "Effective Date."

2. CESSATION OF BUSINESS. After the Effective Date, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all the Fund's liabilities as provided in Section 5 herein, and distributing its remaining assets to the Stockholders in accordance with this Plan.

3. FIXING OF INTERESTS AND CLOSING OF BOOKS. The proportionate interests of Stockholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders' respective interests in the

      Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc. (the "NYSE").

4. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, if any, at their addresses as shown on the Fund's records, that this Plan has been approved by the Board and the Stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law.

5. LIQUIDATION OF ASSETS AND PAYMENT OF DEBTS. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Fund shall pay, or make reasonable provision to pay in full, all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the final Liquidating Distribution provided for in Section 6 below.

6. LIQUIDATING DISTRIBUTIONS. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), the Fund's assets are expected to be distributed by one or more cash payments in complete cancellation of all the outstanding shares of stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing a substantial portion of the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First
      Distribution date, and (b) liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books. Any subsequent distribution (each a "Distribution" and together with the First Distribution and all other
      Distributions, the "Liquidating Distribution") will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the earlier Distributions and any other miscellaneous income to the Fund. The Board will set the record date and payment date for the First Distribution and each subsequent Distribution.

      Each Stockholder not holding stock certificates of the Fund will receive Liquidating Distributions equal to the Stockholder's proportionate interest in the net assets of the Fund. Each Stockholder holding stock certificates of the Fund will receive a confirmation showing such Stockholder's proportionate interest in the net assets of the Fund with an advice that such Stockholder will be paid in cash upon surrender of the stock certificates. All Stockholders will receive information concerning the sources of the Liquidating Distribution.

      Upon the mailing of the final Liquidating Distribution, all outstanding shares of the Fund will be deemed canceled.

7. EXPENSES OF THE LIQUIDATION AND DISSOLUTION OF THE FUND. The Fund shall bear all of the expenses incurred in carrying out this Plan, whether or not the liquidation and dissolution contemplated by this Plan are effected.

8. DEREGISTRATION AS AN INVESTMENT COMPANY. Upon completion of the Liquidating Distribution, the Fund shall file with the Securities and Exchange Commission an application for an order declaring that the Fund has ceased to be an investment company.

9. DISSOLUTION. As promptly as practicable, but in any event no earlier than 20 days after the mailing of notice to the Fund's known creditors, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation and upon the filing Articles of Dissolution with the State of Department of Assessments and Taxation (the "Department").

10. ASSETS REMAINING AFTER DISSOLUTION. Once dissolved, if any additional assets remain available for distribution to the stockholders, the Board may provide such notices to stockholders and make such distributions in the manner provided by the Maryland General Corporation Law or in such other manner as may be permitted by Maryland law.

11. POWER OF DIRECTORS. In addition to the power of the directors of the Fund under Maryland law, the Board, and subject to the discretion of the Board, the officers of the Fund, shall have authority to do or authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of Maryland law, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Code or the NYSE.

12. IRS FORM 966. The Fund will cause the timely filing of a Form 966 with the Internal Revenue Service in connection with the adoption of the Plan.

13. AMENDMENT OR ABANDONMENT. The Board shall have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing Liquidating Distributions) as may be necessary or appropriate to effect the liquidation and dissolution of the Fund and the distribution of its net assets to Stockholders in accordance with the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Stockholders, such variation or amendment will be submitted to the Stockholders for approval. In addition, the Board may abandon this Plan at any time prior to the time that the Articles of Dissolution are accepted for record by the Department by following the same procedure required for its approval, if the Board determines that abandonment would be advisable and in the best interests of the Fund and the Stockholders.

                                                                   Appendix B

QUARTER ENDED        MARKET PRICE(PER SHARE)  NET ASSET VALUE(PER SHARE)        DISCOUNT
-------------        -----------------------  --------------------------  --------------------
                         HIGH         LOW          HIGH         LOW          HIGH        LOW
                     -----------  ----------  -------------  -----------  -----------  -------
March 31, 2000          6.625        5.438        8.610         7.030       -17.85      -27.48
June 30, 2000           6.063        4.625        8.330         6.200       -19.73      -34.13
September 30, 2000      6.375        5.625        8.680         7.890       -24.38      -30.64
December 31, 2000       5.813        4.625        7.900         6.490       -23.63      -30.19
March 31, 2001          6.330        4.95         8.230         6.310       -18.81      -26.28
June 30, 2001           5.070        4.530        6.600         5.770       -18.64      -24.23
September 30, 2001      4.800        3.300        6.120         4.120       -15.57      -21.78
December 31, 2001       4.540        3.250        5.450         4.080       -14.76      -22.56
March 31,  2002         5.400        4.060        5.880         4.900        -7.12      -19.5
June 30, 2002*          5.450        3.400        5.960         4.040        -7.00      -19.24
September 30, 2002      3.930        2.610        4.320         2.840        -4.01      -18.50

*  Proposal to liquidate Fund was announced on June 28, 2002.